Date: September 11, 2013

Media Contact:
Michael Kinney
(732) 938-1031
mikinney@njresources.com
Investor Contacts:
Joanne Fairechio
732-378-4967
jfairechio@njresources.com
Dennis Puma
732-938-1229
dpuma@njresources.com

NEW JERSEY RESOURCES RAISES LOWER END OF FISCAL 2013 EARNINGS GUIDANCE RANGE; ANNOUNCES FISCAL 2014 EARNINGS GUIDANCE

WALL, NJ - New Jersey Resources (NYSE: NJR) today improved its fiscal 2013 net financial earnings guidance from the previously announced range of $2.65 to $2.75 per basic share to $2.70 to $2.75 per basic share, subject to the risks and uncertainties identified below under “Forward-Looking Statements.”

“Once again, our company has benefitted from strong fundamentals at New Jersey Natural Gas along with better-than-expected gross margin from daily storage activity and northeast transportation results at NJR Energy Services, allowing us to raise the lower end of our earnings guidance range,” said Laurence M. Downes, chairman and CEO of New Jersey Resources.

The company also announced initial net financial earnings guidance for fiscal 2014 of $2.75 to $2.95 per share, again subject to the risks and uncertainties identified below under “Forward-Looking Statements.” The following chart represents the expected contributions from NJR's subsidiaries:

Company	Expected Fiscal 2014 Net Financial Earnings Contribution
New Jersey Natural Gas	60 to 70 percent
NJR Clean Energy Ventures	10 to 20 percent
NJR Energy Services	5 to 15 percent
Midstream Assets	3 to 10 percent
NJR Home Services	2 to 5 percent
“We are pleased to provide fiscal 2014 earnings guidance to our investors at this time,” continued Downes. “We expect all of our subsidiaries to contribute to our results and support our long-term objective of providing shareowners with consistent performance and value.”

As in the past, NJR expects New Jersey Natural Gas (NJNG) to be the largest contributor to fiscal 2014 net financial earnings, driven by a steadily improving customer growth rate of 1.4 to 1.5 percent, accelerated infrastructure investments, utility gross margin from incentive programs and regulatory initiatives, such as The SAVEGREEN Project®, NJNG's energy-efficiency program.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR's ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward-looking information and such forward-looking statements are made based upon management's current expectations and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on NJR will be those anticipated by management. Forward-looking information in this release includes, but is not limited to, certain statements regarding anticipated net financial earnings per share for fiscal 2013 and fiscal 2014, the relative contribution to NJR earnings by the various business segments, the annual customer growth rate forecast at NJNG and other factors contributing to NJNG's future earnings.
Factors that could cause actual results to differ materially from the company's expectations include, but are not limited to, weather and economic conditions; demographic changes in NJNG's service territory and their effect on NJNG customer growth; volatility of natural gas and other commodity prices and their impact on NJNG customer usage, NJNG's BGSS incentive programs, NJRES' operations and on NJR's risk management efforts; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to NJR; the impact of volatility in the credit markets; the ability to comply with debt covenants; the impact to the asset values and resulting higher costs and funding obligations of NJR's pension and postemployment benefit plans as a result of conditions in the financial markets, and impacts associated with the Patient Protection and Affordable Care Act; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties, liquidity in the wholesale energy trading market; the ability to obtain governmental approvals and/or financing for the construction, development and operation of certain non-regulated energy investments; risks associated with the management of NJR's joint ventures and partnerships; risks associated with our investments in renewable energy projects and our investment in an onshore wind developer, including the availability of regulatory and tax incentives, logistical risks and potential delays related to construction, permitting, regulatory approvals and electric grid interconnection, the availability of viable projects, NJR's eligibility for ITCs, the future market for SRECs and operational risks related to projects in service; timing of qualifying for ITCs due to delays or failures to complete planned solar energy projects and the resulting effect on our effective tax rate and earnings; the level and rate at which NJNG's costs and expenses (including those related to restoration efforts resulting from Superstorm Sandy) are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process, including a base rate case; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; operating risks incidental to handling, storing, transporting and providing customers with natural gas; risks related to our employee workforce; the regulatory and pricing policies of federal and state regulatory agencies; the possible expiration of NJNG's Conservation Incentive Program (CIP), the costs of compliance with the proposed regulatory framework for over-the-counter derivatives; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; risks related to changes in accounting standards; the disallowance of recovery of environmental-related expenditures and other regulatory changes; environmental-related and other litigation and other uncertainties; risks related to cyber attack or failure of information technology systems; and the impact of natural disasters, terrorist activities, and other extreme events on our operations and customers, including any impacts to utility gross margin and restoration costs resulting from Superstorm Sandy. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. More detailed information about these factors is set forth under the heading “Risk Factors” in NJR's filings with the Securities and Exchange Commission (SEC), including its most recent Form 10-K and the Form 10-Q for the quarter ended June 30, 2013.

Non-GAAP Financial Information
This press release includes the non-GAAP measures net financial earnings (losses) and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of the company's operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.
Net financial earnings (losses) and excludes unrealized gains or losses on derivative instruments related to the company's unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently as opposed to when the planned transaction ultimately is settled. NJNG's utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company's operations that move in relation to each other. Natural gas costs, sales and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on gross margin.
Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company's performance. Management believes these non-GAAP measures are more reflective of the company's business model, provide transparency to investors and enable period-to-period comparability of financial performance. For a full discussion of NJR's non-GAAP financial measures, please see NJR's most recent Form 10-K, Item 7.
About New Jersey Resources
New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that provides safe and reliable natural gas and renewable energy services, including transportation, distribution and asset management. With annual revenues in excess of $2 billion, NJR is comprised of five key businesses:

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New Jersey Natural Gas, NJR's principal subsidiary, operates and maintains 7,000 miles of natural gas transportation and distribution infrastructure to serve approximately half a million customers in New Jersey's Monmouth, Ocean and parts of Morris and Middlesex counties.

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NJR Clean Energy Ventures is a clean energy company that invests in, owns and operates solar and onshore wind projects with a total capacity in excess of 47 megawatts, providing residential and commercial customers with low carbon solutions.

•	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides customized energy solutions to its customers across North America.

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Midstream Assets invests and maintains an equity ownership in a natural gas storage facility and a transportation pipeline, and serves companies from local distributors and producers to electric generators and wholesale marketers.

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NJR Home Services is a provider of heating, central air conditioning, standby generators, solar and other indoor and outdoor comfort products to nearly 130,000 residential homes and businesses throughout New Jersey.

NJR and its more than 900 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.
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